UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value (including associated Preferred Share Purchase Rights)	BBX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 1.01 Entry into a Material Deﬁnitive Agreement.

BBX Capital Corporation (the “Company”) owns 100% of BBX Sweet Holdings, LLC (“BBX Sweet”), Food For Thought Restaurant Group-Florida, LLC (“Food For Thought”), BBX Capital Florida LLC (“BBX Florida”) and Woodbridge Holdings Corporation, f/k/a Woodbridge Holdings, LLC (“Woodbridge” and, together with the Company, BBX Sweet, Food For Thought and BBX Florida, collectively, the “Borrowers”).

On July 17, 2019, the Borrowers entered into a Loan Extension and Modification Agreement (the “Loan Extension”) with IberiaBank (“Iberia”) and City National Bank of Florida (“City National” and, together with Iberia, collectively, the “Lenders”), which modified certain of the terms and extended the maturity date of the $50 million revolving line of credit (the “Facility”) under that certain Loan and Security Agreement, dated March 6, 2018 (the “Loan and Security Agreement”), by and among the Borrowers and the Lenders.

The Loan Extension, among other things, (i) extended the maturity date of the Facility from March 6, 2020 to June 30, 2021, (ii) modified the definition of “Unencumbered Liquid Assets” set forth in the Loan and Security Agreement, (iii) eliminated the “Fixed Charge Coverage Ratio” requirement previously set forth in the Loan and Security Agreement and (iv)  modified the applicable provisions of the Loan and Security Agreement to reflect the previous conversion of Woodbridge from a Florida limited liability company to a Florida corporation.

The foregoing description of the Loan Extension is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Loan Extension should be read in conjunction with the Loan and Security Agreement, a copy of which was filed as Exhibit 10.68 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. A copy of the Company’s press release relating to the extension and modification of the Facility is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1Loan Extension and Modification Agreement, dated as of July 17, 2019, by and among the Borrowers and the Lenders

99.1Press release dated July 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 19, 2019

BBX Capital Corporation

By: /s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President and Chief Financial Officer